As filed with the Securities and Exchange Commission on December 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCR Corporation

(Exact name of registrant as specified in its charter)

Maryland	31-0387920
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of Principal Executive Offices, including Zip Code)

NCR Corporation 2017 Stock Incentive Plan

(Full title of the plan)

James M. Bedore

Executive Vice President, General Counsel and Secretary

NCR Corporation

864 Spring Street NW

Atlanta, GA 30308

(937) 445-1936

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is filed by NCR Corporation (the “Registrant” or the “Company”) pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 previously filed on May 1, 2017 (No. 333-217574) and June 21, 2021 (No. 333- 257203) are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below. This Registration Statement on Form S-8 is filed by the Company to register an additional 5,339,239 shares of common stock, par value $0.01 per share (“Common Stock”) that may become issuable under the NCR Corporation 2017 Stock Incentive Plan, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents of the Registrant filed with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part hereof:

(a)

Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on February  25, 2022, including portions of the Registrant’s Proxy Statement on Schedule 14A, to the extent incorporated by reference into such Annual Report on Form 10-K, as filed with the Commission on March 22, 2022;

(b)	Quarterly Reports on Form 10-Q, as filed with the Commission on April 29, 2022, July 29, 2022 and October 31, 2022;

(c)

Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 and Item 7.01 thereof), as filed with the Commission on May  4, 2022, May  4, 2022, May  10, 2022 and November 7, 2022; and

(d)

The description of the Registrant’s Common Stock contained in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Commission on February 25, 2022.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

4.1	Articles of Amendment and Restatement of NCR Corporation, effective June 19, 2019 (Exhibit 3.1 to the NCR Corporation Quarterly Report on Form 10-Q for the quarter ended June 30, 2019).

4.2	Bylaws of NCR Corporation, as amended and restated on July 21, 2021 (Exhibit 3.1 to the Current Report on Form 8-K of NCR Corporation dated July 21, 2021).

5.1	Opinion of Venable LLP. *

23.1	Consent of PricewaterhouseCoopers LLP. *

23.2	Consent of Venable LLP (contained in Exhibit 5.1). *

24.1	Power of Attorney (contained on the signature page hereto). *

99.1	NCR Corporation 2017 Stock Incentive Plan (Appendix B to the NCR Corporation Proxy Statement on Schedule 14A for the NCR Corporation 2017 Annual Meeting of Stockholders).

99.2	First Amendment to the 2017 Stock Incentive Plan (Appendix A to the NCR Corporation Proxy Statement on Schedule 14A for the NCR Corporation 2020 Annual Meeting of Stockholders).

107	Filing Fee Table *

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia.

NCR CORPORATION

Dated: December 21, 2022	By:	/S/ JAMES M. BEDORE
	Name:	James M. Bedore
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints James M. Bedore as his or her true and lawful attorney-in-fact and agent, acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/S/ MICHAEL HAYFORD Michael Hayford	President and Chief Executive Officer (Principal Executive Officer)	December 21, 2022

/S/ TIMOTHY C. OLIVER Timothy C. Oliver	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2022

/S/ BETH A. POTTER Beth A. Potter	Chief Accounting Officer (Principal Accounting Officer)	December 21, 2022

/S/ FRANK R. MARTIRE Frank R. Martire	Executive Chairman and Director	December 21, 2022

/S/ MARK BEGOR Mark Begor	Director	December 21, 2022

/S/ DEBORAH FARRINGTON Deborah Farrington	Director	December 21, 2022

/S/ KIRK LARSEN Kirk Larsen	Director	December 21, 2022

/S/ MARTIN MUCCI Martin Mucci	Director	December 21, 2022

/S/ GLENN W. WELLING Glenn W. Welling	Director	December 21, 2022